UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2019

Trecora Resources
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-33926 (Commission File Number)	75-1256622 (IRS Employer Identification No.)

1650 Hwy 6 South, Suite 190
Sugar Land, Texas 77478
(Address of principal executive offices)

(281) 980-5522
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01 Other Events.
On February 14, 2019, Trecora Resources (the “Company”) issued a press release announcing the appointment of Karen A. Twitchell as Chair of the Company’s Board of Directors, effective February 13, 2019. Ms. Twitchell, who has served as an independent director since 2015, will replace Nicholas N. Carter. Mr. Carter will remain a director.
Ms. Twitchell holds a Bachelor of Arts in Economics from Wellesley College and a Master of Business Administration from Harvard University. Ms. Twitchell has over 35 years of experience in financial management, including financings and capital structures, mergers and acquisitions, investor relations, accounting matters and enterprise risk management. She serves on the public company board of Kraton Corporation and previously served on the board of KMG Chemicals. From 2010 until her retirement in 2013, Ms. Twitchell served as the Executive Vice President and Chief Financial Officer of Landmark Aviation. Previously, she held senior management roles at LyondellBasell Industries, Lyondell Chemical Company, Kaiser Aluminum Corporation and Southdown, Inc., and she was an investment banker with Credit Suisse First Boston during the first decade of her career.
A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are being filed as part of this report:

Exhibit No.	Description of Exhibit
99.1	Press Release of the Company, dated February 14,2019.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRECORA RESOURCES

Date: February 15, 2019	By:	/s/ Christopher A. Groves
Christopher A. Groves
Corporate Controller